Rule 424 (b)(3)
File N.:333-126816


EXHIBIT A


AMERICAN DEPOSITARY SHARES
(Each American Depositary
Share represents one deposited Share)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR NON-VOTING PREFERRED STOCK
WITHOUT PAR VALUE OF
CONTAX PARTICIPACOES S.A.
(ORGANIZED UNDER THE LAWS OF THE
FEDERATIVE REPUBLIC OF BRAZIL)
Effective November 11, 2007 one (1)
deposited share represents twenty (20)
American Depositary Receipts.
Effective January 19, 2009 one (1) deposited
share represents five (5) American
Depositary Receipts.
            The Bank of New York, as
depositary (hereinafter called the Depositary),
hereby certifies that___________
_______________________________________
_____, or registered assigns IS THE OWNER
OF _____________________________
AMERICAN DEPOSITARY SHARES
representing deposited non-voting preferred
stock (herein called Shares) of Contax
Participacoes S.A., a sociedade anonima (a
corporation) organized under the laws of The
Federative Republic of Brazil (herein called the
Company).  At the date hereof, each American
Depositary Share represents one Share
deposited or subject to deposit under the
Deposit Agreement (as such term is hereinafter
defined) at the Sao Paulo office of Banco Itau
S.A. (herein called the Custodian).  The
Depositarys Corporate Trust Office is located at
a different address than its principal executive
office.  Its Corporate Trust Office is located at
101 Barclay Street, New York, N.Y. 10286, and
its principal executive office is located at One
Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.
10286


		1.  THE DEPOSIT
AGREEMENT.
            This American Depositary
Receipt is one of an issue (herein called
Receipts), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of August 12, 2005 (herein called the Deposit Agreement), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial
Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called Deposited Securities).
Copies of the Deposit Agreement are on file at the Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
            The statements made on the face
and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.
            2.  SURRENDER OF
RECEIPTS AND WITHDRAWAL OF
SHARES.
            Upon surrender at the Corporate
Trust Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited
Securities represented by the American
Depositary Shares evidenced hereby, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by (a)
(i) the delivery of certificates in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him, or (ii) book-entry transfer of the Shares represented by this Receipt to an account in the name of such Owner or as ordered by him, and (b) delivery of any other securities, property and cash to which such Owner is then entitled in respect of this Receipt to such Owner or as ordered by him. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, as provided in the Deposit Agreement; provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.
            3.  TRANSFERS, SPLIT-UPS,
AND COMBINATIONS OF RECEIPTS.
            The transfer of this Receipt is
registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such receipts into one
Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Company, the
Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations the Depositary may establish consistent with the provisions of the Deposit
Agreement or this Receipt, including, without limitation, this Article 3.
            The delivery of Receipts against
deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts, or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and
(iii) compliance with any U.S. or foreign laws or governmental regulations relating to the
Receipts or to the withdrawal of the Deposited
Securities, or (iv) any other reason that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provision thereto. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

            4.  LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR TAXES.
            If any tax or other governmental
charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any combination or split-up hereof or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sale), and the Owner or Beneficial Owner hereof shall remain liable for any deficiency.
            5.  WARRANTIES OF
DEPOSITORS.
            Every person depositing Shares
hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable, and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that (i) the Shares presented for deposit are not, and the Receipts issuable upon such deposit will not be, restricted securities within the meaning of Rule 144(a)(3) under the Securities Act of 1933, and (ii) the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not otherwise restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.
            6.  FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
            Any person presenting Shares for
deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of the Deposit
Agreement or such Receipt, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the
Depositary may deem necessary or proper.  The
Depositary may withhold the delivery or
registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary shall from time to time advise the Company of the availability of any such proofs, certificates or other information and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by law.
            7.  CHARGES OF
DEPOSITARY.
            The Company agrees to pay the
fees and reasonable out-of-pocket expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present detailed statement for such expenses to the Company at least once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.
            The following charges shall (to
the extent permitted by applicable law or the rules of any securities exchange on which the American Depositary Shares are admitted for trading) be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited
Securities or a distribution of Receipts pursuant to Section 4.03) or by Owners, as applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to
Section 4.05, (5) a fee of $5.00 or less per 100
American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) a fee of $.02 or less per American
Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit
Agreement, including, but not limited to Sections 4.01 through 4.04, (7) a fee for the distribution of securities pursuant to
Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners,
(8) a fee of $.02 or less per American
Depositary Share (or portion thereof) for depositary services, which will accrue on the last day of each calendar year and will be payable as provided in clause 9 below;
provided, however, that no fee will be assessed under this clause 8 if a fee was charged pursuant to clause 6 above during that calendar year and
(9) any other charges payable by the Depositary, any of the Depositarys agents, including the Custodian, or the agents of the Depositarys agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducing such charge from one or more cash dividends or other cash distributions).
            The Depositary, subject to
Section 2.09 of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in Receipts.
            8.  PRE-RELEASE OF
RECEIPTS.
            The Depositary may execute and
deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit
Agreement (Pre-Release). The Depositary may, pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-
Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive
Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be
(a) preceded or accompanied by a written representation and agreement from the person to whom Receipts or Shares are to be delivered
(the Pre-Releasee) that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary for the benefit of the Owners, and
(iii) agrees in effect to hold such Shares or Receipts, as the case may be, for the account of the Depositary until delivery of the same upon the Depositarys request, (b) at all times fully collateralized with cash, U.S. government securities or other collateral that the Depositary determines, in good with, will provide substantially similar security and liquidity,
(c) terminable by the Depositary on not more than five (5) business days notice, and
(d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.
The number of Shares represented by American
Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the American Depositary Shares outstanding
(without giving effect to American Depositary
Shares evidenced by Receipts outstanding as a result of Pre-Releases); provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set limits with respect to the number of Pre-Released Receipts involved in transactions to be done hereunder with any one person on a case by case basis as it deems appropriate. The collateral referred to in clause (b) above shall be held by the Depositary for the benefit of the Owners as security for the performance of the obligations to deliver Shares or Receipts set forth in clause (a) above (and shall not, for the avoidance of doubt, constitute Deposited
Securities hereunder).
            The Depositary may retain for its
own account any compensation received by it in connection with the foregoing.
            9.  TITLE TO RECEIPTS.
            It is a condition of this Receipt,
and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.
            10.  VALIDITY OF RECEIPT.
            This Receipt shall not be entitled
to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary;
provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.
            11.  REPORTS; INSPECTION
OF TRANSFER BOOKS.
            The Company currently furnishes
the Securities and Exchange Commission
(hereinafter called the Commission) with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934.
Such reports and communications will be
available for inspection and copying by
Beneficial Owners and Owners at the public reference facilities maintained by the
Commission located at 450 Fifth Street, N.W.,
Washington, D.C. 20549.
            The Depositary will make
available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The
Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.
Any such reports and communications,
including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission. The Company agrees to provide to the Depositary, at the Companys expense
(unless otherwise agreed in writing by the Company and the Depositary), all documents that it provides to the Custodian.

            In the event the Receipts are
listed or quoted on a national securities
exchange in the United States, the Company
will promptly transmit to the Custodian English
language versions of any reports and other
communications that are made generally
available by the Company to holders of its
Shares or other Deposited Securities and the
Depositary will, at the Companys expense
(unless otherwise agreed in writing by the
Company and the Depositary), arrange for the
prompt transmittal by the Custodian to the
Depositary of such notices, reports and other
communications and arrange for the mailing, at
the Companys expense (unless otherwise agreed
in writing by the Company and the Depositary),
of copies thereof (or if requested by the
Company, a summary of any such notice
provided by the Company) to all Owners or, at
the request of the Company, make such notices,
reports and other communications available to
all Owners on a basis similar to that for holders
of Shares or other Deposited Securities, or on
such other basis as the Company may advise the
Depositary may be required by any applicable
law, regulation or stock exchange requirement.
The Company has delivered to the Depositary
and the Custodian a copy of the provisions of or
governing the Shares and any other Deposited
Securities issued by the Company or any
affiliate of the Company, and promptly upon
any amendment thereto or change therein, the
Company shall deliver to the Depositary and the
Custodian a copy of such provisions as so
amended or changed. The Depositary may rely
upon such copy for all purposes of this Deposit
Agreement. The Depositary will, at the expense
of the Company (unless otherwise agreed in
writing by the Company and the Depositary),
make such copy and such notices, reports and
other communications available for inspection
by Owners at the Depositarys office, at the
office of the Custodian and at any other
designated transfer offices.
            The Depositary will keep books
for the registration of Receipts and transfers of
Receipts which at all reasonable times shall be
open for inspection by the Owners of Receipts
provided that such inspection shall not be for the
purpose of communicating with Owners of
Receipts for an object other than the business of
the Company, including, without limitation, a
matter related to the Deposit Agreement or the
Receipts.
            The Depositary may close the
transfer books after consultation with the
Company to the extent practicable, at any time
or from time to time, when deemed expedient
by it in connection with the performance of its
duties under the Deposit Agreement or at the
request of the Company, provided that any such
closing of the transfer books shall be subject to
the provisions of Section 2.06 of the Deposit
Agreement which limit the suspension of
withdrawals of Shares.
            12.  DIVIDENDS AND
DISTRIBUTIONS.
            Whenever the Depositary or on
its behalf, its agent, receives any cash dividend
or other cash distribution on any Deposited
Securities, the Depositary will, if at the time of
receipt thereof any amounts received in a
foreign currency can in the judgment of the
Depositary be converted on a reasonable basis
into United States dollars transferable to the
United States, and subject to the Deposit
Agreement, convert or will cause its agent to
convert, as promptly as practicable after its
receipt of such dividend or distribution (unless
otherwise prohibited or prevented by law), such
dividend or distribution into dollars and will, as
promptly as practicable, distribute the amount
thus received (net of the expenses of the
Depositary as provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement) to the
Owners of Receipts entitled thereto, provided,
however, that in the event that the Company or
the Depositary is required to withhold and does
withhold from such cash dividend or other cash
distribution in respect of any Deposited
Securities an amount on account of taxes, the
amount distributed to the Owners of the
Receipts evidencing American Depositary
Shares representing such Deposited Securities
shall be reduced accordingly.
            Subject to the provisions of
Section 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary receives
any distribution other than a distribution
described in Sections 4.01, 4.03 or 4.04 of the
Deposit Agreement, the Depositary will, as
promptly as practicable, cause the securities or
property received by it to be distributed to the
Owners of Receipts entitled thereto, in any
manner that the Depositary may deem equitable
and practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for any
other reason the Depositary deems such
distribution not to be feasible, the Depositary
may, after consultation with the Company,
adopt such method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to, the
public or private sale of the securities or
property thus received, or any part thereof, and
the net proceeds of any such sale (net of the fees
of the Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement and
any expenses in connection with such sale) shall
be distributed by the Depositary to the Owners
of Receipts entitled thereto as in the case of a
distribution received in cash, all in the manner
and subject to the conditions set forth in the
Deposit Agreement.
            If any distribution consists of a
dividend in, or free distribution of, Shares, the
Depositary may or shall, if the Company shall
so request, distribute, as promptly as
practicable, to the Owners of outstanding
Receipts entitled thereto, additional Receipts
evidencing an aggregate number of American
Depositary Shares representing the amount of
Shares received as such dividend or free
distribution subject to the terms and conditions
of the Deposit Agreement with respect to the
deposit of Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the payment
of the fees of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit
Agreement.  In lieu of delivering Receipts for
fractional American Depositary Shares in any
such case, the Depositary will sell the amount of
Shares represented by the aggregate of such
fractions and distribute the net proceeds, all in
the manner and subject to the conditions set
forth in the Deposit Agreement.  If additional
Receipts are not so distributed, each American
Depositary Share shall thenceforth also
represent the additional Shares distributed upon
the Deposited Securities represented thereby.  In
addition, the Depositary may withhold any
distribution of Receipts under this paragraph
and Section 4.03 of the Deposit Agreement if it
has not received satisfactory assurances from
the Company that such distribution does not
require registration under the Securities Act or
is exempt from registration under the provisions
of such Act; provided that, in any such event,
the Depositary may sell the Shares distributed
upon the Deposited Securities and distribute the
net proceeds, all in the manner and subject to
the conditions described in this Article and
Section 4.01 of the Deposit Agreement.
            In the event that the Depositary
determines that any distribution in property
other than cash (including Shares and rights to
subscribe therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may by
public or private sale dispose of all or a portion
of such property (including Shares and rights to
subscribe therefor) in such amounts and in such
manner as the Depositary deems necessary and
practicable to pay any such taxes or charges,
and the Depositary shall distribute the net
proceeds of any such sale after deduction of
such taxes or charges to the Owners of Receipts
entitled thereto.
            13.  RIGHTS.
            In the event that the Company
shall offer or cause to be offered to the holders
of any Deposited Securities any rights to
subscribe for additional Shares or any rights of
any other nature, the Depositary, after
consultation with the Company, shall have
discretion as to the procedure to be followed in
making such rights available to any Owners or
in disposing of such rights on behalf of any
Owners and making the net proceeds available
to such Owners or, if by the terms of such rights
offering or for any other reason it would be
unlawful for the Depositary either to make such
rights available to any Owners or to dispose of
such rights and make the net proceeds available
to such Owners, then the Depositary shall allow
the rights to lapse.  If at the time of the offering
of any rights the Depositary determines in its
discretion that it is lawful and feasible to make
such rights available to all or certain Owners but
not to other Owners, the Depositary may, and at
the written request of the Company shall,
distribute to any Owner to whom it determines
the distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in such
form as it deems appropriate, but only pursuant
to a rights agency agreement to be entered into
between the Company and the Depositary, as
rights agent, setting forth the procedures to be
used for the particular offering.
            In circumstances in which rights
would otherwise not be distributed, if an Owner
requests the distribution of warrants or other
instruments in order to exercise the rights
allocable to the American Depositary Shares of
such Owner hereunder, the Depositary will
promptly make such rights available to such
Owner upon written notice from the Company
to the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner has
executed such documents as the Company has
determined in its sole discretion are reasonably
required under applicable law.
            If the Depositary has distributed
warrants or other instruments for rights to all or
certain Owners, then upon instruction from such
an Owner pursuant to such warrants or other
instruments to the Depositary from such Owners
to exercise such rights, upon payment by such
Owner to the Depositary for the account of such
Owner of an amount equal to the purchase price
of the Shares to be received upon the exercise of
the rights, and upon payment of the fees of the
Depositary and any other charges as set forth in
such warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares, and
the Company shall cause the Shares so
purchased to be delivered to the Depositary on
behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to this paragraph, such Receipts shall
be legended in accordance with applicable U.S.
laws, and shall be subject to the appropriate
restrictions on sale, deposit, cancellation, and
transfer under such laws.
            If the Depositary determines that
it is not lawful or feasible to make such rights
available to all or certain Owners, it may, and at
the request of the Company will use its best
efforts that are reasonable under the
circumstances to, sell the rights, warrants or
other instruments in proportion to the number of
American Depositary Shares held by the
Owners to whom it has determined it may not
lawfully or feasibly make such rights available,
and allocate the net proceeds of such sales (net
of the fees of the Depositary as provided in
Section 5.09 of the Deposit Agreement, any
expenses in connection with such sale and all
taxes and governmental charges payable in
connection with such rights and subject to the
terms and conditions of the Deposit Agreement)
for the account of such Owners otherwise
entitled to such rights, warrants or other
instruments, upon an averaged or other practical
basis without regard to any distinctions among
such Owners because of exchange restrictions or
the date of delivery of any Receipt or otherwise.
Such proceeds shall be distributed as promptly
as practicable in accordance with Section 4.01
of the Deposit Agreement.
            If a registration statement under
the Securities Act of 1933 is required with
respect to the securities to which any rights
relate in order for the Company to offer such
rights to Owners and sell the securities
represented by such rights, the Depositary will
not offer such rights to Owners having an
address in the United States (as defined in
Regulation S) unless and until such a
registration  statement is in effect, or unless the
offering and sale of such securities and such
rights to such Owners are exempt from
registration under the provisions of such Act.
            The Depositary shall not be
responsible for any failure to determine that it
may be lawful or feasible to make such rights
available to Owners in general or any Owner in
particular.
            14.  CONVERSION OF
FOREIGN CURRENCY.
            Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or the
net proceeds from the sale of securities, property
or rights, and if at the time of the receipt thereof
the foreign currency so received can, pursuant to
applicable law, be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the Depositary
or the Custodian shall convert or cause to be
converted as promptly as practicable (and in any
event within one Business Day of its or its
agents receipt of such Foreign Currency), by
sale or in any other manner that it may
determine in accordance with applicable law,
such Foreign Currency into Dollars.  If, at the
time of conversion of such Foreign Currency
into Dollars, such Dollars can, pursuant to
applicable law, be transferred outside of Brazil
for distribution to Owners entitled thereto, such
Dollars shall be distributed as promptly as
practicable to the Owners entitled thereto or, if
the Depositary shall have distributed any rights,
warrants or other instruments which entitle the
holders thereof to such Dollars, then to the
holders of such rights, warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution or conversion
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of any
Receipt or otherwise and shall be net of any
expenses of conversion into Dollars incurred by
the Depositary as provided in Section 5.09 of
the Deposit Agreement.
            If such conversion, transfer or
distribution can be effected only with the
approval or license of any government or
agency thereof, the Depositary shall file as
promptly as practicable such application for
approval or license as it considers desirable.
            If at any time the Depositary
shall determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is required
for such conversion is denied or in the
reasonable opinion of the Depositary is not
obtainable, or if any such approval or license is
not obtained within a reasonable period as
determined by the Depositary, the Depositary
may distribute the foreign currency (or an
appropriate document evidencing the right to
receive such foreign currency) received by the
Depositary to, or in its discretion may hold such
foreign currency uninvested and without
liability for interest thereon for the respective
accounts of, the Owners entitled to receive the
same.
            If any such conversion of foreign
currency, in whole or in part, cannot be effected
for distribution to some of the Owners entitled
thereto, the Depositary may in its discretion
make such conversion and distribution in
Dollars to the extent permissible to the Owners
entitled thereto and may distribute the balance
of the foreign currency received by the
Depositary to, or hold such balance uninvested
and without liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
            15.  RECORD DATES.
            Whenever any cash dividend or
other cash distribution shall become payable or
any distribution other than cash shall be made,
or whenever rights shall be issued with respect
to the Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by each
American Depositary Share, or whenever the
Depositary shall receive notice of any meeting
of holders of Shares or other Deposited
Securities, or whenever the Depositary shall
find it necessary or convenient, the Depositary
shall fix a record date, which date shall, to the
extent practicable, be either (x) the same date as
the record date fixed by the Company, or (y) if
different from the record date fixed by the
Company, be fixed after consultation with the
Company (a) for the determination of the
Owners of Receipts who shall be (i) entitled to
receive such dividend, distribution or rights or
the net proceeds of the sale thereof or
(ii) entitled to give instructions for the exercise
of voting rights at any such meeting, or (b) on or
after which each American Depositary Share
will represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
            16.  VOTING OF DEPOSITED
SECURITIES.
            At any time that the Depositary
has the right to vote the Shares represented by
the American Depositary Shares, the Depositary
will comply with the following provisions.
            As soon as practicable after
receipt of notice of any meeting or solicitation
of consents or proxies of holders of Shares or
other Deposited Securities, if requested in
writing by the Company, the Depositary shall,
as soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of which
notice shall be in the sole discretion of the
Depositary, which shall contain (a) such
information as is contained in such notice of
meeting, (or, if requested by the Company a
summary of such information provided by the
Company), (b) a statement that the Owners of
Receipts as of the close of business on a
specified record date will be entitled, subject to
any applicable provision of Brazilian law and of
the Charter of the Company, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of Shares
or other Deposited Securities represented by
their respective American Depositary Shares
and (c) a statement as to the manner in which
such instructions may be given, including an
express indication that instructions may be
given or deemed given in accordance with the
last sentence of this paragraph if no instruction
is received, to the Depositary to give a
discretionary proxy to a person designated by
the Company.  Upon the written request of an
Owner of a Receipt on such record date,
received on or before the date established by the
Depositary for such purpose, the Depositary
shall endeavor insofar as practicable to vote or
cause to be voted the amount of Shares or other
Deposited Securities represented by such
American Depositary Shares evidenced by such
Receipt in accordance with the instructions set
forth in such request.  The Depositary shall not
itself exercise any voting discretion over any
Deposited Securities.  If no instructions are
received by the Depositary from any Owner
with respect to any of the Deposited Securities
represented by the American Depositary Shares
evidenced by such Owners Receipts on or
before the date established by the Depositary for
such purpose, the Depositary shall deem such
Owner to have instructed the Depositary to give
a discretionary proxy to a person designated by
the Company with respect to such Deposited
Securities and the Depositary shall give a
discretionary proxy to a person designated by
the Company to vote such Deposited Securities,
provided that no such instruction shall be
deemed given and no such discretionary proxy
shall be given with respect to any matter as to
which the Company informs the Depositary
(and the Company agrees to provide such
information as promptly as practicable in
writing) that (x) the Company does not wish
such proxy given, (y) substantial opposition
exists or (z) such matter materially and
adversely affects the rights of holders of Shares.
            Subject to the rules of any
securities exchange on which American
Depositary Shares or the Deposited Securities
represented thereby are listed, the Depositary
shall if requested by the Company deliver, at
least two Business Days prior to the date of such
meeting, to the Company, to the attention of its
Secretary, copies of all instructions received
from Owners in accordance with which the
Depositary will vote, or cause to be voted, the
Deposited Securities represented by the
American Depositary Shares evidenced by such
Receipts at such meeting.  Delivery of
instructions will be made at the expense of the
Company  (unless otherwise agreed in writing
by the Company and the Depositary).
            17.  CHANGES AFFECTING
DEPOSITED SECURITIES.
            In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any securities
which shall be received by the Depositary or a
Custodian in exchange for or in conversion of or
in respect of Deposited Securities shall be
treated as new Deposited Securities under the
Deposit Agreement, and American Depositary
Shares shall thenceforth represent the new
Deposited Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.  In
any such case the Depositary may, and shall if
the Company shall so request, execute and
deliver additional Receipts as in the case of a
dividend in Shares, or call for the surrender of
outstanding Receipts to be exchanged for new
Receipts specifically describing such new
Deposited Securities.
            18.	LIABILITY OF THE
COMPANY AND DEPOSITARY.
            Neither the Depositary nor the
Company nor any of their respective directors,
employees, agents or affiliates shall incur any
liability to any Owner or Beneficial Owner, if
by reason of any provision of any present or
future law or regulation of the United States or
any other country, or of any other governmental
or regulatory authority, or by reason of any
provision, present or future, of the Charter of the
Company, or by reason of any act of God or war
or terrorism or other circumstances beyond its
control, the Depositary or the Company shall be
prevented or forbidden from or be subject to any
civil or criminal penalty on account of doing or
performing any act or thing which by the terms
of the Deposit Agreement it is provided shall be
done or performed; nor shall the Depositary or
the Company nor any of their respective
directors, employees, agents or affiliates incur
any liability to any Owner or Beneficial Owner
of a Receipt by reason of any non-performance
or delay, caused as aforesaid, in the
performance of any act or thing which by the
terms of the Deposit Agreement it is provided
shall or may be done or performed, or by reason
of any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.01, 4.02 or
4.03 of the Deposit Agreement, or an offering or
distribution pursuant to Section 4.04 of the
Deposit Agreement, such distribution or
offering may not be made available to Owners
of Receipts, and the Depositary may not dispose
of such distribution or offering on behalf of such
Owners and make the net proceeds available to
such Owners, then the Depositary shall not
make such distribution or offering, and shall
allow any rights, if applicable, to lapse.  Neither
the Company nor the Depositary assumes any
obligation or shall be subject to any liability
under the Deposit Agreement to Owners or
Beneficial Owners of Receipts, except that they
agree to perform their obligations specifically
set forth in the Deposit Agreement without
negligence or bad faith.  The Depositary shall
not be subject to any liability with respect to the
validity or worth of the Deposited Securities.
Neither the Depositary nor the Company shall
be under any obligation to appear in, prosecute
or defend any action, suit, or other proceeding in
respect of any Deposited Securities or in respect
of the Receipts, which in its opinion may
involve it in expense or liability, unless
indemnity satisfactory to it against all expenses
and liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with respect to
such proceedings, the responsibility of the
Custodian being solely to the Depositary.
Neither the Depositary nor the Company shall
be liable for any action or nonaction by it in
reliance upon the advice of or information from
legal counsel, accountants, any person
presenting Shares for deposit, any Owner or
Beneficial Owner of a Receipt, or any other
person believed by it in good faith to be
competent to give such advice or information.
The Depositary shall not be responsible for any
failure to carry out any instructions to vote any
of the Deposited Securities, or for the manner in
which any such vote is cast or the effect of any
such vote, provided that any such action or
nonaction is in good faith.  The Depositary shall
not be liable for any acts or omissions made by
a successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with a matter
arising wholly after the removal or resignation
of the Depositary, provided that in connection
with the issue out of which such potential
liability arises, the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.
            No disclaimer of liability under
the Securities Act of 1933 is intended by any
provisions of the Deposit Agreement.
            The Depositary, subject to
Sections 2.05 and 2.09 of the Deposit
Agreement, may own and deal in any class of
securities of the Company and its affiliates and
in Receipts.
            19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
            The Depositary may at any time
resign as Depositary hereunder by written notice
of its election so to do delivered to the
Company, such resignation to take effect  upon
the appointment of a successor depositary and
its acceptance of such appointment as provided
in the Deposit Agreement.  The Depositary may
at any time be removed by the Company by
written notice of such removal, to become
effective upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.
            Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so, it
may appoint a substitute or additional custodian
or custodians.
            20.  AMENDMENT.
            The form of the Receipts and any
provisions of the Deposit Agreement may at any
time and from time to time be amended by
agreement between the Company and the
Depositary in any respect which they may deem
necessary or desirable.  Any amendment which
shall impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees and cable, telex or
facsimile transmission costs, delivery costs or
other such expenses), or which shall otherwise
prejudice any substantial existing right of
Owners of Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the Owners
of outstanding Receipts.  Every Owner of a
Receipt at the time any amendment so becomes
effective shall be deemed, by continuing to hold
such Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such Receipt
and receive therefor the Deposited Securities
represented thereby except in order to comply
with mandatory provisions of applicable law.
            21.	TERMINATION OF
DEPOSIT AGREEMENT
            The Depositary at any time, at
the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.
The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Owner or upon the Owners order, of the amount of Deposited
Securities represented by the American
Depositary Shares evidenced by such Receipt.
If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited
Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit
Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08 of the Deposit Agreement.
Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

            22.	DISCLOSURE TO
BRAZILIAN REGULATORY
AUTHORITIES.
            Each of the Depositary and the
Company hereby confirms to the other that for
so long as the Deposit Agreement is in effect it
shall furnish to the Brazilian National Securities
Commission (Comissao de Valores Mobiliarios)
and the Brazilian Central Bank (Banco Central
do Brazil), at any time and within the period that
may be determined, any information and
documents related to the American Depositary
Receipt program and the Receipts issued
hereunder.  In the event that the Depositary or
the Custodian shall be advised in writing by
reputable independent Brazilian counsel that the
Depositary or Custodian reasonably could be
subject to criminal, or material, as reasonably
determined by the Depositary, civil, liabilities as
a result of the Company having failed to provide
such information or documents reasonably
available only through the Company, the
Depositary shall have the right to terminate the
Deposit Agreement, upon at least 15 days prior
notice to the Owners and the Company, and the
Depositary shall not be subject to any liability
hereunder on account of such termination or
such determination.  The effect of any such
termination of the Deposit Agreement shall be
as provided in Section 6.02 of the Deposit
Agreement.
            23.	DISCLOSURE OF
INTERESTS.
            To the extent that provisions of
or governing any Deposited Securities
(including the Companys Charter or applicable law) may require the disclosure of beneficial or other ownership of Deposited Securities, other
Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its best efforts that are reasonable under the circumstances to comply with Company instructions as to Receipts in respect of any such enforcement or limitation, and Owners and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositarys compliance with such Company instructions.


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